SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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MULTIBAND CORPORATION
AND SUBSIDIARIES

9449 Science Center Drive
New Hope, Minnesota  55428

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To be held August 12, 2009

The Annual Meeting of the Shareholders of Multiband Corporation and Subsidiaries (Multiband or the Company) will be held at 9449 Science Center Drive, New Hope, MN 55428 on August 12, 2009 at 3:00 p.m. Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy Statement.

1.	To elect six Directors for a term of one year.

2.	To ratify the election of Virchow, Krause & Company, LLP (now known as Baker Tilly Virchow Krause, LLP) as the independent registered public accounting firm of the Company for fiscal year 2008.

3.
To approve an amendment to Multiband’s 2000 Non-Employee Directors Stock Compensation Plan (the Directors Plan) to increase the total number of common stock shares reserved for awards to Non-Employee Directors under the plan from 160,000 to 5,000,000.

4.
To approve an amendment to Multiband’s 1999 Stock Compensation Plan (the Employee Plan) to increase the total number of common shares reserved for awards to employees under the plan from 860,000 to 15,000,000.

5.	To approve an amendment to Multiband’s Articles of Incorporation to increase the authorized number of Multiband common shares from 20 million to 100 million

6.	To transact such business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at the close of business July 7, 2009 will be entitled to receive notice of and vote at the meeting.  The Company’s Board of Directors recommends a vote in favor of all the proposals.

All shareholders are cordially invited to attend the Annual Meeting in person.  However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.  Returning your proxy will help the Company ensure a quorum and avoid the additional expense of duplicate proxy solicitations.  Any shareholder attending the meeting may vote in person even if he or she has returned the proxy.

By Order of the Board of Directors

Steven M. Bell
Secretary

MULTIBAND CORPORATION
9449 Science Center Drive
New Hope, Minnesota  55428

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
AUGUST 12, 2009
SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

The mailing address of the principal corporate office of the Company is 9449 Science Center Drive, New Hope, MN 55428.  This Proxy Statement and the form of proxy, which is enclosed, are being mailed to the Company’s shareholders commencing on or about July 28, 2009.

Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company.  All shares of common stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction of the proxies.  If no direction is indicated, the shares will be voted in accordance with the direction of the proxies.  If any others matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgement.

When stock is in the name of more than one person, each such person must sign the proxy.  If the shareholder is a corporation, an executive or other authorized officer must sign the proxy in the name of such corporation.  If signed as attorney, executor, administrator, trustee, and guardian or in any other representative capacity, the signer’s full title should be given and, if not previously furnished, a certificate or other evidence of appointment must be furnished.

A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted.  A shareholder who wishes to revoke a proxy can do so by executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting, or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates.

In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram by the Directors, officers and regular employees of the Company.  Such persons will receive no additional compensation for such services.  Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred by them in connection therewith.  All expenses incurred in connection with this solicitation will be borne by the Company.

The Company is including with this Proxy Statement its Annual Report to shareholders for the year ended December 31, 2008, which includes a copy of the Company’s Form 10-K, as filed with the Securities and Exchange Commission.  Shareholders may receive, without charge, additional copies of the Form 10-K, by writing to Multiband Corporation at its principal corporate office.

The presence at the Annual Meeting in person or by proxy of the holders of 34% of the outstanding shares of the Company’s common stock entitled to vote shall constitute a quorum for the transaction of business.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.  If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business on July 7, 2009 (the Record Date) will be entitled to vote at this meeting.  On the Record Date, there were 9,650,928 shares of common stock issued and outstanding.  Each holder of common stock is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the Record Date.  The affirmative vote of holders of a majority of shares of common stock outstanding on the Record Date is required for approval of the proposals to be voted upon at the Annual Meeting.

The following table sets forth certain information as of July 7, 2009 with respect to each person known by the Company to be the beneficial owner of more than 5 percent of its common stock, each Director of the Company, and all officers and Directors of the Company as a group.  Except as indicated, each of the persons listed in the following table has sole voting and investment power with respect to the shares set forth opposite his name.

Name and Address of Beneficial Owners	Number of Shares [1] Beneficially Owned		Percent of Common Shares Outstanding
Steven M. Bell 9449 Science Center Drive New Hope, MN 55428	225,313	[2]	2.34%
Frank Bennett 301 Carlson Parkway – Suite 120 Minnetonka, Minnesota 55305	228,000	[3]	2.36%
Jonathan Dodge 715 Florida Avenue South – Suite 402 Golden Valley, MN 55426	56,100	[4]	*
David Ekman 200 44th Street SW Fargo, ND 58103	433,917	[5]	4.50%
Eugene Harris 7773 Forsyth Blvd Clayton, MO 63105	101,290	[6]	1.05%
James L. Mandel 9449 Science Center Drive New Hope, MN 55428	247,367	[7]	2.56%
Donald Miller 1924 Cocoplum Way Naples, FL 34105	337,021	[8]	3.49%
Special Situations Fund II QP, LP 527 Madison Avenue New York, NY 10022	950,811		9.85%
DirecTECH Holding Company, Inc. 33 West Second Street, Suite 504 Maysville, KY 41056-1166	1,490,000		15.44%
Lacuna, LLC 1100 Spruce Street Boulder, CO 80302	610,000		6.32%
All Directors and executive officers as a group (seven persons)	1,629,008		16.88%

*Less than one percent

1 Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.  Based on 9,650,928 of common shares outstanding at July 7, 2009, shares of common stock not outstanding but deemed beneficially owned by virtue of the individual’s right to acquire them as of July 7, 2009 or within 60 days of such date are treated as outstanding when determining the number of shares beneficially owned by each person and the group and the percent of the class owned by each individual and the group.  Unless otherwise indicated, each person named or included in the group has sole vesting and investment power with respect to the shares of common stock set forth opposite his or her name.  Unless otherwise indicated, the information in the table does not include any stock options and/or warrants outstanding that cannot be exercised within 60 days of July 7, 2009.

2 Includes vested options to acquire 107,100 shares of common stock.  Mr. Bell's Beneficial Ownership does include 6,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims his beneficial ownership.

3 Includes vested options to purchase 56,000 shares of common stock.

4 Includes vested options to acquire 51,000 shares of common stock.

5 Includes vested options to purchase 70,100 shares of common stock and preferred shares convertible into 43,600 shares of common stock.

6 Includes vested options to purchase 50,000 shares of common stock.

7 Includes vested options to purchase 200,100 shares of common stock.

8 Includes warrants and vested options to purchase 137,400 shares of common stock.

1. ELECTION OF DIRECTORS

The Nominating Committee has nominated six persons for election at the 2009 Annual Meeting as Directors for a one-year term expiring at the 2010 Annual Meeting.  The Directors will hold office for the term for which elected and will serve until their successors have been duly elected and qualified.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees in the table below, except for those proxies that withhold such authority.  In the event that any of the nominees of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxy will be voted for the election of such other individual as the Nominating Committee shall designate in the place of such nominee.  Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.

Information About Nominees

The following information has been furnished to the Company by the respective nominees for Director.

Name	Age	Position	Director Since
Steven M. Bell	50	President & Chief Financial Officer, Multiband Corporation	1994
Frank Bennett	52	President, Artesian Management, Inc.	2002
Jonathan Dodge	58	Partner, Dodge & Fox C.P.A. Firm	1997
Eugene Harris	44	Managing Director, Fulcum Securities	2004
James L. Mandel	52	Chief Executive Officer, Multiband Corporation	1998
Donald Miller	69	Chairman, Multiband Corporation	2001

Steven Bell was general counsel of the Company from June 1985 through October 1994, at which time he also became Chief Financial Officer.  He is a graduate of the University of Minnesota and William Mitchell College of Law.

Frank Bennett has been a Director of Multiband Corporation since 2002 and is currently the Chairman of Multiband’s Audit and Nominating/Governance committee. Mr. Bennett is President of Artesian Management, Inc., a private equity investment firm based in Minneapolis. Prior to founding Artesian Management in 1989, he was a Vice President of Mayfield Corporation, and a Vice President of Corporate Finance of Piper Jaffray & Hopwood and a Vice President of Piper Jaffray Ventures, Inc.

Jonathan Dodge has been the Senior Partner of the C.P.A. firm of Dodge & Fox since its inception in March 1997.  Prior to that, he was a partner in the CPA firm of Misukanis and Dodge from 1992 to March 1997.  Mr. Dodge is a member of both the AICPA and the Minnesota Society of CPA’s. Mr. Dodge is a member of the Audit and Compensation Committee.

Eugene Harris is Chief Operating Officer for Fulcrum Securities and President of Fulcrum Advisory Services. From 2004 to 2007 he was Senior Managing Director of Flagstone Securities. Mr. Harris joined Flagstone Securities in 2004 after 10 years as the majority shareholder of Eidelman, Finger, Harris & Co., a registered investment advisor.  Prior to joining Eidelman, Finger, Harris & Co., Mr. Harris held positions in general management and new business development for the Monsanto Company from 1990 to 1994.  He also was an Associate Consultant with Bain and Co. from 1986 to 1988.  Mr. Harris received a B.S. in Industrial Engineering from Stanford University in 1986 and an M.S. in Management from the Sloan School of Management at the Massachusetts Institute of Technology in 1990.  He is a Charted Financial Analyst and a member of the Financial Analysts Federation. He is currently also on the Board of Directors at Business Bank of St. Louis. Mr. Harris was appointed to the Company’s Board of Directors in April 2004. Mr. Harris is also Chairman of the Company’s Compensation Committee.

James Mandel has been the Chief Executive Officer and a Director of the Company since October 1, 1998.  From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., where his duties included managing the design, development, installation and on-going maintenance for the 2,000 room, $507 million Stratosphere Hotel, Casino and Tower in Las Vegas.  Mr. Mandel also managed the systems development of Grand Casino Mille Lacs, in Onamia, Minnesota, Grand Casino Hinckley in Hinckley, Minnesota and six other casinos nationwide.  Mr. Mandel is currently on the Board of Directors at New Market Technologies, GeoSpan Corporation, Independent Multi-Family Council and Western Capital Resources, Inc.

Donald Miller was appointed to the Company’s Board of Directors in September 2001 and was elected Chairman of the Board in April 2002. Mr. Miller is also a member of the Audit and Compensation Committees. Mr. Miller worked for Schwan’s Enterprises from 1962 to 2007, primarily as Chief Financial Officer. He was appointed to the Board of Directors on January 1, 2008. He is currently the Chairman of the Finance Committee and a member of the Audit and Risk Committees at Schwan’s Enterprises. Mr. Miller is also on the Board of Directors of FoodShacks, Inc. and Webdigs, Inc. and on their Audit Committee.

The Company knows of no arrangements or understandings between a Director or nominee and any other person pursuant to which any person has been selected as a Director or nominee.  There is no family relationship between any of the nominees, Directors or executive officers of the company.

Board of Directors and its Committees

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the NASDAQ Stock Market.  The independent Directors are Messrs. Frank Bennett, Jonathan Dodge, Eugene Harris and Donald Miller.

The Board of Directors met four times in 2008.  As permitted by Minnesota Law, the Board of Directors also acted from time to time during 2008 by unanimous written consent in lieu of conducting formal meetings.  Last year, there were four such actions and accompanying Board Resolutions passed.  The Board has designated an audit committee consisting of Jonathan Dodge, Donald Miller and Frank Bennett.  The Board also designated a compensation committee consisting of Jonathan Dodge, Eugene Harris, and Donald Miller.

Shareholder Communication with the Board

Our Board welcomes your questions and comments. If you would like to communicate directly to our Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may contact our website via www.multibandusa.com, section Investor Relations.  All communications will be forwarded to our audit committee.

Directors’ attendance at Annual Meetings can provide shareholders with an opportunity to communicate with Directors about issues affecting the Company.  The Company does not have a policy regarding director attendance, but all Directors are encouraged to attend the Annual Meeting of Shareholders.  Six of our directors attended our Annual Meeting in 2008.

Audit Committee

Our audit committee:

•	recommends to our Board of Directors the independent registered public accounting firm to conduct the annual audit of our books and records;
•	reviews the proposed scope and results of the audit;
•	approves the audit fees to be paid;
•	reviews accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff; and
•	reviews and approves transactions between us and our Directors, officers and affiliates.

Our audit committee has a formal charter.

Our Audit Committee met four times during 2008. The Audit Committee is comprised entirely of individuals who meet the independence and financial literacy requirements of NASDAQ listing standards. Our Board has determined that all three members, Jonathan Dodge, Donald Miller, and Frank Bennett qualify as an "audit committee financial expert" independent from management as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933, as amended.  The Company acknowledges that the designation of the members of the audit committee as financial experts does not impose on them any duties, obligations or liability that are greater than the duties, obligations and liability imposed on them as a member of the audit committee and the Board of Directors in the absence of such designation.

Report of the Audit Committee

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.  During the year ended December 31, 2008, the Audit Committee met four times, and Frank Bennett, as the Audit Committee chair and representative of the Audit Committee, discussed the interim financial information contained in quarterly and annual filings on Forms 10-K and 10-Q, respectively, with the Company’s Chief Financial Officer and the Company’s independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Securities Acts and Standards of the Public Company Accounting Oversight Board, discussed with the auditors any relationships that may affect their objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls.  The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, both with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the Company’s consolidated financial statements.  The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2008 with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of the Company’s consolidated financial statements and the Company’s independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the review referred to above and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.  The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent registered public accounting firm and the Board of Directors concurred in such recommendation.

Nominating Committee

The Nominating Committee was formed by our Board in April 2004 and consisted in 2008 of Frank Bennett, Eugene Harris and Bernard Schafer. The Nominating Committee's duties include adopting criteria for recommending candidates for election or re-election to our Board and its committees, considering issues and making recommendations considering the size and composition of our Board.  The Nominating Committee will also consider nominees for Director suggested by shareholders in written submissions to the Company's Secretary.

Director Nomination Procedures

DIRECTOR MANAGER QUALIFICATIONS.  The Company's Nominating Committee has established policies for the desired attributes of our Board as a whole.  The Board will seek to ensure that a majority of its members are independent as defined in the NASDAQ listing standards.  Each member of our Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the shareholders.  In addition, Directors must be committed to devoting the time and effort necessary to be responsible and productive members of our Board.  Our Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

IDENTIFYING AND EVALUATING NOMINEES.  The Nominating Committee regularly assesses the appropriate number of Directors comprising our Board, and whether any vacancies on our Board are expected due to retirement or otherwise.  The Nominating Committee may consider those factors it deems appropriate in evaluating Director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience.  Depending upon the current needs of our Board, certain factors may be weighed more or less heavily by the Nominating Committee.  In considering candidates for our Board, the Nominating Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee.  The Nominating Committee considers candidates for the Board from any reasonable source, including current Board members, shareholders, professional search firms or other persons.  The Nominating Committee does not evaluate candidates differently based on who has made the recommendation.  The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

CHARTER OF THE NOMINATING COMMITTEE.  A copy of the charter of the Nominating Committee is available on our website at www.multibandusa.com.

Code of Ethics for Senior Financial Management

Our Code of Ethics for Senior Financial Management applies to all of our executive officers, including our president and our chief financial officer, and meets the requirements of the Securities and Exchange Commission. We have posted our Code of Ethics for Senior Financial Management on our website at www.multibandusa.com. We intend to disclose any amendments to and any waivers from a provision of our Code of Ethics for Senior Financial Management on our website within four business days following the amendment or waiver.

Compensation Discussion and Analysis

Our Compensation Committee

•	reviews and recommends the compensation arrangements for management, including the compensation for our chief executive officer; and
•	establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals.

We are committed to attracting, hiring and retaining an experienced management team that can successfully sell and operate our services. The fundamental policy of our Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and long-term shareholder interest, as well as each officer’s personal performance. The compensation package for each executive officer is comprised of three elements (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) potential for cash bonus payments contingent upon specific corporate and individual milestones; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our shareholders.

At the beginning of each year, certain performance objectives are set by the Compensation Committee for management. 2008 corporate objectives included goals based on subscriber sales and certain financial metrics. By year end, the Compensation Committee reviews the performance of the Company against the corporate objectives and reviews the performance of each executive officer against their individual objectives. Based upon results achieved, the executive officers may receive part or all of a targeted bonus award.

Our Compensation Committee met four times during 2008.  The Compensation Committee is comprised entirely of non-employee Directors who meet the independence requirements of the NASDAQ listing standards. The Compensation Committee is comprised of Jonathan Dodge, Eugene Harris, and Donald Miller.

Executive and Director Compensation

The following table sets forth certain information relating to the remuneration paid by the Company to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded $100,000 during the Company’s fiscal year ended December 31, 2008.

Name and principal position	Year	Salary	Bonus	(1) Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
James Mandel Chief Executive Officer	2008	$259,615	$155,500	$15,750	$-	$-	$-	$7,848	$438,713
Steven Bell Chief Financial Officer	2008	208,814	7,000	7,875	-	-	-	7,848	231,537
Dave Ekman Chief Information Officer	2008	155,764	2,183	-	-	-	-	5,000	162,947

(1)	The amounts in this column are calculated based on FAS 123R and equal the financial statement compensation expense as reported in our 2008 consolidated statement of operations for the fiscal year.

Director Compensation

Outside Directors were each paid a cash fee of $10,000 annually in 2008.  Awards or options to Directors are determined by the Board's Compensation Committee.  Each Director is entitled to reimbursement for his reasonable out of pocket expenses incurred in relation to travel to and from and attendance at board meetings.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash	Stock awards	(1) Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	(2) All other compensation	Total
F. Bennett	$10,000	$-	$8,694	$-	$-	$2,216	$20,910
J. Dodge	10,000	-	8,694	-	-	-	18,694
E. Harris	10,000	-	8,694	-	-	3,754	22,448
D. Miller	10,000	-	17,387	-	-	1,251	28,638

(1)
The amounts in this column are calculated based on FAS 123R and equal the financial statement compensation expense as reported in our 2008 consolidated statement of operations for the fiscal year.  Total board of directors options outstanding at December 31, 2008 are 164,400.

(2)	Represents payment of expenses incurred in conjunction with attending board meetings.

Performance Graph

The following performance graph compares cumulative total shareholder returns on the Company’s common stock over the last five fiscal years, ended December 31, 2008, with The NASDAQ Stock Market (U.S. Companies) Index and other leading industry indices, assuming initial investment of $100 at the beginning of the period and the reinvestment of all dividends.

COMPARISON OF FIVE YEAR – CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR
MULTIBAND CORPORATION
PREPARED BY THE RESEARCH DATAGROUP, INC.

MULTIBAND CORPORATION

	12/04	12/05	12/06	12/07	12/08
MULTIBAND CORPORATION	100.00	74.53	35.40	33.66	14.78
NASDAQ STOCK MARKET (U.S.)	100.00	102.71	115.30	126.33	73.77
RUSSELL 2000	100.00	104.55	123.76	121.82	80.66
NASDAQ TELECOMMUNICATIONS	100.00	96.71	123.13	126.93	73.62
S & P COMMUNICATION SERVICES	100.00	94.37	129.10	144.52	100.45

Stock Option Grants During 2008

There were no stock options granted during fiscal 2008 to any executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2008.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven M. Bell	2,000	(1)	-	-	$22.00	1/31/2011	-	$-	-	$-
	100	(2)	-	-	7.50	8/28/2011	-	-	-	-
	10,000	(3)	-	-	5.50	1/8/2013	-	-	-	-
	5,000	(4)	-	-	9.45	4/23/2014	-	-	-	-
	10,000	(5)	-	-	7.25	6/18/2014	-	-	-	-
	80,000	(6)	-	-	7.35	1/16/2015	-	-	-	-

David Ekman	30,000	(7)	-	-	10.00	12/29/2009	-	-	-	-
	100	(8)	-	-	7.50	8/28/2011	-	-	-	-
	40,000	(9)	-	-	6.75	4/27/2015	-	-	-	-

James L. Mandel	100	(10)	-	-	7.50	8/28/2011	-	-	-	-
	60,000	(11)	-	-	7.50	1/8/2013	-	-	-	-
	20,000	(12)	-	-	7.25	6/18/2014	-	-	-	-
	120,000	(13)	-	-	7.35	1/6/2015	-	-	-	-

(1)	The stock option was granted January 31, 2001 and is fully vested.
(2)	The stock option was granted August 28, 2001 and is fully vested.
(3)	The stock option was granted January 8, 2003 and is fully vested.
(4)	The stock option was granted April 23, 2004 and is fully vested.
(5)	The stock option was granted June 18, 2004 and is fully vested.
(6)	The stock option was granted January 6, 2005 and is fully vested.
(7)	The stock option was granted December 29, 1999 and is fully vested.
(8)	The stock option was granted August 28, 2001 and is fully vested.
(9)	The stock option was granted April 27, 2005 and is fully vested.
(10)	The stock option was granted August 28, 2001 and is fully vested.
(11)	The stock option was granted January 8, 2003 and is fully vested.
(12)	The stock option was granted June 18, 2004 and is fully vested.
(13)	The stock option was granted January 6, 2005 and is fully vested.

Option Exercises and Stock Vested

None of our named Executive Officers exercised any options in 2008.  Restricted stock in the amount of 15,000 shares valued at $15,750, were issued to James L. Mandel, and 7,500 shares valued at $7,875, were issued to Steven M. Bell.

Other Compensation and Long-Term Incentive Plans

The Company has no deferred compensation plans or long-term incentive plans and issued no long-term incentive awards during 2008.

The Company also has a three year employment agreement, from January 2009 to December 2011, with James L. Mandel, Chief Executive Officer, the terms of which involve an annual base salary of $400,000.  Also, Mr. Mandel is eligible for an annual performance bonus based on an objective criteria established by the Company’s compensation committee for up to 75% of his base salary.  Mr. Mandel’s job responsibilities involve developing company business plans, developing expansion and growth opportunities and directing other executive officers. In January 2009, the Company issued 138,500 stock options to Mr. Mandel at $1.25, vesting over a four year period.

The Company has an employment agreement with Mr. Steven Bell, President, for the term beginning January 2009 and expiring December 2011.  Mr. Bell’s compensation is not directly tied to the Company’s performance.  The agreement states the annual base salary for Mr. Bell will be $315,000 per year.  Also, Mr. Bell is eligible for an annual performance bonus based on an objective criteria established by the Company’s CEO for up to 50% of his base salary.  Other key provisions of the contract include an agreement by Mr. Bell to keep confidential information secret both during and after employment by the Company and covenants not to compete with the Company for one year from the date of termination of employment. In January 2009, the Company issued 75,000 stock options to Mr. Bell at $1.25, vesting over a four year period.

The Company maintains key man life insurance policies on the lives of James Mandel and Steven Bell in the amounts of $5,000,000 and $3,000,000, respectively. The Company is the beneficiary of these policies. The Company also maintains key man life insurance policies in the amount of $1,000,000 each on the lives of Steven Bell and Marvin Frieman, former Director.  The Company is the beneficiary of these policies and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of each such individual.

Preferred Stock

Cumulative Convertible Preferred Stock

Dividends on Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H cumulative convertible preferred stock are cumulative and payable quarterly at 8%, 10%, 10%, 14%, 15%, 10%, 8%, and 6% per annum, respectively. Dividends on Class I Preferred Stock are paid at a variable rate tied to prime and are payable monthly.  Cumulative convertible preferred stock can be converted into common shares at any time as follows: Class A and Class B - five shares, Class C - two shares, Class D - two and one-half shares, Class E - eight shares, Class F- five shares, Class G- six and one quarter shares, and Class H is convertible at $1.00 per share. Class I is convertible at $1.50 per share. The intrinsic value of any beneficial conversion option is recorded as preferred stock dividends at the time of preferred stock issuance. Dividends on Class B preferred are cumulative and payable monthly at 10% per annum.  The Class B preferred was offered to certain note payable holders at a conversion of $10 per Class B preferred share.  The dividends are based on $10.00 per share for Class A, B, C, D, E, F and G cumulative preferred stock.  Dividends for Class G stock are payable in common stock at a fixed rate of $1.60 per share which is higher rate than fair market value.  Dividends for Class H cumulative preferred stock are based on 6% of the stated liquidation preference amount per share per annum.  They are payable in common stock at a fixed rate of $1.00 per share which is higher than market value.  Dividends for Class I cumulative preferred stock are based on $100 per share.  All preferred stock is non-voting. Warrants to purchase shares of the Company's common stock were given with the issuance of Class A, Class B, Class D, Class E, Class G and Class H preferred stock and were valued at fair value using the Black Scholes pricing model.  The Company may, but is not obligated to, redeem the preferred stock at $10.50 per share for Class A and Class B and $10.00 per share for Class C, Class D, Class E, Class F, and Class G  whenever the Company's common stock price exceeds certain defined criteria as defined in the preferred stock agreements. The Class H shares can be redeemed for $100,000 per share. The Class I shares can be redeemed for $100 per share. Upon the Company's call for redemption, the holders of the preferred stock called for redemption have the option to convert each preferred share into shares of the Company's common stock.  Holders of preferred stock cannot require the Company to redeem their shares with the exception of the 50,000 shares of Class F converted into mandatory redeemable preferred stock (see below).  The liquidation preference is the same as the redemption price for each class of preferred stock.

Series I Convertible Preferred Stock

On February 3, 2005, Multiband Corporation completed a $10 million private placement of the Company’s Series I Convertible Preferred Stock.  Under the terms of the preferred stock offering, the Company issued 100,000 shares of its Series I Convertible Preferred Stock in the aggregate offering amount of $10 million.  The shares of Series I Convertible Preferred Stock contain a monthly dividend that is payable at prime plus 10% through August 31, 2005, at prime rate from September 1, 2005 through August 31, 2006, and at prime rate plus 1% thereafter, (8.25% and 9.25% at December 31, 2007 and 2006, respectively).  At December 31, 2007, $3,950,000 worth of preferred stock value remains to be converted into 526,667 shares of common stock at a rate of $1.50 per share ($7.50 per share as adjusted for August 2007 reverse stock split).  In addition, the investors received three-year warrants to purchase shares of common stock at exercise prices of $1.57 and $1.73 per share.  In February, 2008 these warrants have expired.   The Company was also required to file a registration statement providing for the resale of shares issuable upon the conversion of the Series I Convertible Preferred Stock and upon exercise of the warrants which was declared effective in September 2005.  On March 18, 2008, the remaining $3,950,000 worth of preferred stock value was converted into 526,667 shares of common stock.

Mandatory Redeemable Preferred Stock

In 2004, the Company issued 50,000 shares of mandatory redeemable preferred stock valued at $500,000 pursuant to the purchase of assets and a put option given to the sellers.  The sellers have exercised $350,000 value of the put option equal to 35,000 shares of preferred stock.  The mandatory redeemable preferred stock had an outstanding balance of $150,000, and $220,256 as of December 31, 2008 and 2007, respectively.  In January 2009, the parties amended their redemption agreement to provide for full redemption of the remaining balance, net of a negotiated discount of $22,000, by the end of May 2009.

Related Party Transactions

Proceeds for the acquisition of US Install Inc. by the Company completed in February 2008 were obtained via an unsecured promissory note in the amount of $100,000 between Multiband and Bas Mattingly Master, LLC, a trust controlled by J. Bas Mattingly, chairman of DTHC, which is a 20% owner of various Multiband subsidiary companies.  The note carries an interest rate of 7% per annum and is due August 20, 2009.

Multiband nc, inc. (NC) ((formerly Michigan Microtech, Inc. (MMT)) leases warehouse space from two individuals that have ownership via related trusts in DTHC.  DTHC owns 20% of DirecTECH as a noncontrolling interest shareholder (see Note 3).  Lease payments amount to $9,000 per month plus expenses, expiring in December 2010.

Multiband and its subsidiaries lease principal offices located at 2000 44th Street SW, Fargo, ND 58013. The Fargo base rate is $14,354 per month. The Fargo property is owned in part by David Ekman, Chief Information Officer, Multiband.

Jim Mandel, CEO of Multiband, loaned DTHC $100,000 in a short-term subordinated note paying simple interest monthly at 10% and is due December 2012.

In 2008, Bernard Schafer was a director of both DTHC and Multiband.  DTHC is the minority shareholder of DirecTECH.

In 2008, Multiband and DTHC performed certain management and information systems functions for one another pursuant to management consulting and employee leasing agreements.  During the year ended December 31, 2008, the Company has reduced selling, general and administrative expenses by $1,285,000 as a reimbursement of direct expenses in relation to this management consulting agreement.  Included in accounts receivable at December 31, 2008 is $518,024 related to these expenses.

Multiband earned a performance bonus as part of the aforementioned management consulting agreement with DTHC of $2,366,466, of which $420,466 was received in cash and $1,946,000 was paid with a reduction of the debt incurred in the acquisition of NC.  The Company recorded this consulting income as part of other income and expense on the statement of operations because the income does not constitute the entity’s ongoing major or central operations.  The consulting income was not a reimbursement of direct expenses.  Approximately $535,000 of this consulting income is included as an expense in the HSP segment in selling, general and administrative expenses.

In 2008, Multiband provided support center services to DirecTECH MDU (DTMDU), a subsidiary of DTHC.  The Company has recorded MCS segment revenue of $415,922 and $69,925 from DTMDU for the years ended December 31, 2008 and 2007.  DTMDU was also one of the system operators in the MDU segment during 2008 and 2007.  The Company has recorded MDU segment revenue of $2,917,197 and cost of products and services of $2,895,176 for the year ended December 31, 2008 related to this system operator.  The Company had $771,427 in accounts receivable and $1,127,005 in accounts payable related to these agreements at December 31, 2008.

Multiband also had receivables with DTHC at December 31, 2008 of $7,666,295.  Of this amount, $5,843,942 was offset in January 2009 against the purchase of the majority ownership of the operating subsidiaries of DTHC.

During 2008, the Company did have certain transactions with DTHC as described above.  In January 2009, the Company purchased 80% of the operating subsidiaries of DTHC.  The following table is a condensed balance sheet as of December 31, 2008 and a condensed statement of operations for the year ended December 31, 2008, which presents the proforma financial results for the Company excluding all 2008 transactions with DTHC (unaudited):

	Multiband Corporation (as filed)	Less: DTHC Related(1) (unaudited)	Proforma (unaudited)
Accounts receivable, net	$3,436,424	$(771,427)	$2,664,997
Other receivable – related party	7,666,295	(7,666,295)	-
Prepaid expenses and other	1,273,083	(518,024)	755,059
Accounts payable	8,274,003	(1,127,005)	7,146,998

Revenues	42,986,513	(3,333,119)	39,653,394
Cost of products and services (exclusive of depreciation and amortization shown separately below)	28,425,926	(2,895,176)	25,530,750
Selling, general and administrative	10,499,863	750,000	11,249,863
Management consulting income	2,366,466	(2,366,466)	-

(1)	All adjustments described in the preceding paragraphs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) reports that they file. Based solely upon a review these reports and written representations from our directors and executive officers, we believe that our directors, executive officers and 10% owners complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2008.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 about the Company's equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	663,032	$7.05	356,968
Equity compensation plans not approved by security holders (1)	219,642	$6.66	0
TOTAL	882,674	$6.95	356,968

(1) The Company’s Board has the authority to grant options and warrants to purchase shares of the Company’s common stock outside of any equity compensation plans approved by security holders.

2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Company selected Virchow, Krause & Company, LLP (now known as Baker Tilly Virchow Krause, LLP) (Baker Tilly), independent registered public accounting firm with offices in Minneapolis, Minnesota, to audit the Company’s consolidated financial statements for the years ended December 31, 2008, 2007 and 2006. The following table details the fees paid to Baker Tilly for the years ended December 31, 2008 and 2007.

	2008		2007
Audit Fees	$308,787		$227,996
Audit-Related Fees	13,836	(1)	18,230	(2)
Tax Fees	25,979		20,258
Total	$348,602		$266,484

(1)	Fees related to accounting required for the acquisition of NC.

(2)	Fees related to S-3 and S-1 filings and accounting for possible merger with the Form S-4 filings.

The Company’s Audit committee consists of Frank Bennett, Jonathan Dodge and Donald Miller. All three are considered audit committee financial experts independent from management. The Company’s current audit committee charter has been filed previously as exhibit 3.5. The Audit Committee is responsible for engaging the independent registered public accounting firm and fees related to their services.

The policy of the Company’s Audit Committee is to review and pre-approve both audit and non-audit services to be provided by the independent registered public accounting firm (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with such approval reported to the Audit Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by section 13(a) of the Securities Exchange Act of 1934. Approximately 95% of the fees paid to Baker Tilly were pre-approved by the Audit Committee.

No services in connection with appraisal or valuations services, fairness opinions or contribution-in-kind reports were rendered by Baker Tilly. Furthermore, no work of Baker Tilly with respect to its services rendered to the Company was performed by anyone other than Baker Tilly.

It is expected that a representative of Baker Tilly will be present at this meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

3. AMENDMENTS TO 2000 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN

The Company’s Board of Directors is recommending and seeking shareholder approval of an amendment to its 2000 Non-Employee Directors Stock Compensation Plan (the Directors Plan). The Company is seeking approval of an amendment to the Directors Plan to increase the total number of common stock shares reserved for awards to Non-Employee Directors under the Directors Plan from 160,000 to 5,000,000.

The purpose of the 2000 Directors Plan as amended is to enable to Company through the grant of non-qualified stock options and restricted stock grants to non-employee outside Directors of the Company to attract and retain highly-qualified outside Directors and, by providing them with such a stock-based incentive, to motivate them to promote the best interests of the Company and its shareholders.  For the purposes of the Directors Plan, outside Directors are Directors who, at the time of granting of options under the Directors Plan, are not and for the prior twelve months have not been employees of the Company or any of its subsidiaries.

All grants will provide for an exercise price equal to 100% of the fair market value of a Share at the date of the grant.  Options will become exercisable upon issuance and will expire ten years after date of grant, subject to earlier exercise and termination in certain circumstances.  If an outside Director ceases to be a Director due to death, any of his outstanding options that have not yet become exercisable will accelerate, and all of his outstanding Options will remain exercisable for various specified periods of time up to a maximum of approximately one year.  If an outside Director ceases to be a Director due to disability, all of his or her outstanding options not fully vested will immediately terminate, and those that are fully vested will remain exercisable for various specified periods of time up to a maximum of approximately one year.  If an outside Director ceases to be a Director for any other reason, all of his or her outstanding options not fully vested will immediately terminate.

The Company believes the proposed change to the Directors Plan will make it more competitive with regards to attracting qualified independent and outside directors.

The closing sale price of a share of the Company’s common stock was $1.96 on July 7, 2009.

The Directors Plan as amended is attached hereto as an Appendix A.

4. AMENDMENT TO 1999 STOCK COMPENSATION PLAN

The Company’s Board of Directors is recommending and seeking shareholder approval of an amendment to its 1999 Stock Compensation Plan (the Employee Plan) related to employee stock options and grants. The Company is seeking approval of an amendment to the Employee Plan to increase the total number of common stock shares reserved for awards to employees under the Employee Plan from 860,000 to 15,000,000.

The purpose of the Employee Plan is to promote the interest of the Company and its shareholders by providing employees of the Company with an opportunity to receive a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth.  The Employee Plan is administered by a Committee of the Board of Directors.  Awards pursuant to the Employee Plan may be in the form of either a restricted stock grant, which means that stock issued will vest over a three year vesting period, or stock options.

Options granted under the Employee Plan may be either “incentive” stock options within the meaning of Section 422 of the Internal Revenue Code (“IRC”) or “nonqualified” stock options that do not qualify for special tax treatment under the IRC.  No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the Company’s common stock on the date the option is granted; in the case of any shareholder owning 10 percent or more of the common stock to whom an incentive stock option has been granted under the Employee Plan, the exercise price thereof is required to be not less than 110 percent of the fair market value of the common stock on the date the option is granted.  Options are not transferable.  An optionee, or his or her personal representative, may exercise his or her option for a period of ninety (90) days following termination of employment, disability or death.  The term of each option, which is fixed by the Committee, may not exceed 10 years from the date the option is granted, or 5 years in the case of incentive stock options granted to shareholder owing 10 percent or more of the common stock to whom options have been granted.  Options may be made exercisable in whole or in installments as determined by the Committee or Board.  The Committee or Board may cancel an option of an employee who has been terminated for cause or takes employment with a competitor.

The closing sale price of a share of the Company’s common stock was $1.96 on July 7, 2009.

The Company believes the proposed changes to the Employee Plan will make the Employee Plan more competitive with regards to attracting and retaining qualified employees. The Company also believes it needs to increase the number of shares in the plan to reflect a significantly increased employee population since January 1, 2009 due to the acquisition of 80% of the former subsidiaries of DTHC.

The Employee Plan as amended is attached hereto as an Appendix B.

5. AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES

The Board of Directors proposes that the Company amend its Articles of Incorporation to increase the total number of authorized shares from 20 million to 100 million.

Reasons for the Amendment

An increase in the total number of authorized shares will provide the shares needed for employee stock plans and convertible securities that are currently outstanding, as well as additional shares of common stock for potential growth in the Company.  With the increased authorized common stock, the Company would have greater flexibility in structuring possible future financings and acquisitions and meeting other corporate needs which might arise.  The Company has no current commitments or plans for the issuance of common stock other than in connection with our stock option plans and convertible securities. The Company does have a commitment in its stock purchase agreement of November 2008 with Directech Holding Co. to issue $10,000,000 worth of preferred shares by December 31, 2009 to purchase the remaining 20% of the Directech Holding Co. former operating subsidiaries. As of June 30, 2009, the number of authorized common shares reserved for issuance under our stock option and employee stock purchase plans is 1,020,000, upon exercise of outstanding warrants is 1,668,273 shares, upon vesting of employee stock options, 951,715 shares, upon conversion of outstanding preferred stock (described above, page 11) is 166,027 shares, upon conversion of secured note, 13,333 shares.  If this proposal is approved by the shareholders, almost 87 million authorized shares would be unreserved and available for future issuances.

The Company may use additional shares to (partially) finance potential acquisitions.  In addition, the Company may consider conducting an equity offering to raise capital or reduce existing debt.  Future issuances of common stock may have a significant dilutive effect on the equity interests of current shareholders.

Approval of an increase in the authorized number of shares of common stock generally empowers the directors of the Company to issue additional shares of common stock without giving notice to the shareholders or obtaining their approval, except in certain circumstances such as in connection with the adoption of certain employee benefit plans or the issuance of private equity that is subject to the applicable NASDAQ shareholder approval rules.  The NASDAQ rules generally require us to obtain shareholder approval for issuances of common stock in connection with (i) the acquisition of another company if an officer, director or significant shareholder has a 5% or greater interest (or a 10% interest collectively) or the issuance or potential issuance of stock will be equal to 20% or more of the outstanding shares or voting power before the issuance, (ii) the sale of common stock in a private transaction if the sale is equal to 20% or more of the outstanding common stock or voting power and is sold for less than the greater of book or market value of the stock, (iii) the issuance of common stock that results in a change of control or (iv) the adoption of certain stock option or purchase plans or other equity compensation arrangements.

The Company’s proposal to increase the authorized number of shares of common stock is not submitted in response to any accumulation of stock or threatened takeover.  However, the increase in authorized common stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of shareholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the shareholders’ interests.  Further, the dilutive effect may limit the participation of shareholders in a merger or similar business combination, whether or not management favors such transaction.  Except as noted below, the Company does not have any provisions in its governing documents that have an anti-takeover effect nor does it have plans to subsequently implement measures having anti-takeover effects.

The Company’s Articles of Incorporation authorize the issuance of stock and authorize the Board of Directors to establish by resolution different classes or series of shares and fix the rights and preferences of such shares.  In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the Board could create an additional series of preferred stock with rights and preferences that could impede the completion of such a transaction and issue such preferred stock to persons who would support the Board in opposing the transaction. The Board does not intend to issue any additional shares of preferred stock except on terms that the Board deems to be in the best interests of the Company and its then existing shareholders.

6. OTHER MATTERS

The management of the Company is unaware of any other matters that are to be presented for action at the meeting.  Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

Shareholders Proposals

Proposals of shareholders of the Company intended to be presented by such shareholders at the Company’s 2010 Annual Meeting of Shareholders must be received by the Company no later than December 30, 2009, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Also, if a shareholder proposal intended to be presented at the 2010 Annual Meeting but not included in the Company’s proxy statement and proxy is received by the Company after March 15, 2010, then management named in the Company’s proxy form for the 2010 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

Date: July 28, 2009	By Order of the Board of Directors

Steven M. Bell
Secretary

Appendix A

Multiband Corporation
2000 Non-Employee Directors Stock Compensation Plan

1.           PURPOSE

This Multiband Corporation (f/k/a Vicom, Inc.) 2000 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN (the Directors Plan) is intended to provide a means whereby Multiband Corporation (the Company) may, through Restricted Stock Grants and/or the grants of qualified or non – qualified stock options (Options) to purchase common stock of the Company (Common Stock) to Non-Employee Directors (as defined in Section 4 hereof), attract and retain capable outside directors and motivate such outside directors to promote the best interests of the Company, its related corporations and shareholders.

2.           DEFINITIONS

Wherever used in the Directors Plan, the following terms shall have the meanings set forth below:

2.01	“Award” means any Option or Restricted Stock Grant granted under the Directors Plan

2.02	“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Directors Plan.

2.03	“Board” means the Board of Directors of the Company

2.04	“Code” means the Internal Revenue Service Code of 1954, as amended, and the rules and regulations promulgated thereunder.

2.05
“Committee” means the committee which may be designated from time to time by the Board to administer the Directors Plan.  If so designated, the Committee shall be composed of not less than three persons ( who need not be members of the Board) who are appointed from time to time to serve on the Committee by the Board and who qualify as “disinterested persons” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934.

2.06	“Company” means Multiband Corporation and any successor corporation.

2.07
“Fair Market Value” means the value to be determined in good faith at the time of the grant of an Award as by decision of the Board, or, if the stock is publicly traded, Fair Market Value shall equal the average of the highest and lowest sales prices of the Stock on the date of an Award, as reported by such responsible reporting services as the Board may select.

2.08	“Incentive Stock Option” or “ISO” means a stock option which is intended to meet and comply with the terms and conditions for an incentive stock option as set forth in Section 422A of the Code.

2.09	“Non – Employee Director” means a member of the Board of Directors as defined in Section 4.

2.10
“Non – Incentive Stock Option” or “NQSQ” means a stock option to purchase stock which does not meet or comply with the requirements for an incentive stock option a set forth in section 422A of the Code.  Included in this definition are any other forms or forms of tax-qualified discriminatory stock options which may be incorporated within the Code as it may from time to time be amended.

2.11	“Option” means, where required by the context of the Directors Plan, and ISO and/or NQSQ granted pursuant to the Directors Plan.

2.12	“Participant” means a Non-Employee Director as defined in Section 4 that has been granted one or more Options pursuant to the Directors plan.

2.13	“Related Corporation” means a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (Code)

2.14	“Stock” means the Common Stock of the Company

2.15	“Restricted Stock” means any Stock Granted under Section 8 of the Directors Plan.

3.           ADMINISTRATION

The Directors Plan shall be administered by the Company’s Board of Directors (the Board).  The Board shall have all the powers vested in it by the terms of the Directors Plan, such powers to include authority (within any limitations described herein) to prescribe the form of the agreement embodying awards of Options.  The Board shall, subject to the provisions of the Directors Plan, implement the rant of Options under the Directors Plan and shall have the power to construe the Directors Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Directors Plan as it may deem desirable.  Any decisions of the Board in the administration of the Directors Plan, as described herein, shall be final and conclusive.  The Board may authorize any one or more of its number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.  No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Directors Plan, except for his own willful misconduct or as expressly provided by statute.

4.           ELIGIBILITY

The persons who shall be eligible to receive Options under the Directors Plan (Non-Employee Directors) shall be those directors of the Company who:
(a)	Are not employees of the Company or of any Related Corporation; and

(b)	Have not been employees of the Company or of any Related Corporation during the immediately preceding twelve (12) month period.

5.           AUTHORIZED SHARES

Options and Restricted Stock may be granted under the Directors Plan to purchase up to a maximum of five million (5,000,000) shares of Common Stock, par value $.01 per share, subject to adjustment as hereinafter provided.  Shares issuable under the Directors Plan shall be treasury shares and the Company may purchase shares of Common Stock against which Options and Restricted Stock may be granted hereunder, from time to time, if it deems such purchases to be advisable.

If any Award granted under the Directors Plan expires or otherwise terminates, in whole or in part, for any reason whatever (including, without limitation, a Non-Employee Director’s surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Award shall continue to be available for the granting of Awards under the Directors Plan as fully as if such shared had never been subject to an Award.

6.           GRANTING OF AWARDS

Subject to the terms, conditions and limitations set forth in this Plan, the Company, by action of the Board, may from time to time grant Awards to those eligible Non-Employee Directors that are serving on the Board of Directors as may be selected by the Board, in such amounts and on such other terms as the Board in its sole discretion shall determine. The date of which the Board approves the granting of Awards shall be the date on which such Award is granted.

7.           TERMS AND CONDITIONS OF OPTIONS

7.01	Number of Shares A statement of the number of shares to which the Option pertains.

7.02	Price A statement of the option exercise price (the Option Price). The Option Price shall be one hundred percent (100%) of the Fair Market Value of the Common Stock.

7.03	Term Subject to earlier termination as provided in Sections 7.05, 7.06, and 7.07 and in Section 8 hereof, the term of each Option shall be ten (10) years from the date of grant.

7.04
Exercise Options shall be exercisable commencing one (1) year after the date of grant, except that, if the date of the next succeeding annual meeting of shareholders is less than one (1) year from the date of grant of the Options, then such Options shall be exercisable, commencing ton the day preceding the date of the annual meeting of shareholders next succeeding the date of grant of such Options.  Except as otherwise provided in Sections 7.05, 7.06, and 7.07 hereof, Options shall only be exercisable while a Non-Employee Director remains a director of the Company.  Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option.  Exercisable Options may be exercised, in whole or part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate price for such shares.  Only full shares shall be issued under the Directors Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

The Option Price shall be payable:

(i)	In United States dollars by cash or check,

(ii) In lieu thereof, by tendering to the Company Common Stock owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Option Price applicable to such Option; or

(iii) By a combination of United States dollars and Common Stock as aforesaid.

7.05
Termination of Service as a Director If a Non-Employee Director’s service as a director of the Company terminates prior to the expiration date of his or her Options for any reasons (such as, without limitation, failure to be re-elected by the shareholders or resignation) other than those set forth in sections 7.06 and 7.07 below, all such Non-Employee Director’s outstanding options not fully vested shall immediately terminate.  Fully vested options may be exercised by the former Non-Employee Director, at any time prior to the earlier of:

(i)	The expiration date specified in such Options; or

(ii)
Ninety Days after the date of such termination of service as a director if said termination occurs prior to December 31, 2007 and Twenty-Four Months after the date of such termination of service as a director if said termination occurs subsequent to December 31, 2007.

7.06
Disability of Non-Employee Director If a Non-Employee Director shall become disabled (within the meaning of section 22 (e) (3) of the Code) during the period in which he or she is a director of the Company and, prior to the expiration date fixed for his or her Options, his or her service as a director with the Company is terminated as a consequence of such disability, all such Non-Employee Director’s outstanding options not fully vested shall immediately terminate.  Fully vested options may be exercised by the former Non-Employee Director, at any time prior to the earlier of:

(i)	The expiration date specified in such Options; or

(ii)	One (1) year after the date of the Non-Employee Director’s death.

In the event of a Non-Employee Director’s legal disability, such Options may be so exercised by the Non-Employee Director’s legal representative.

7.07
Death of Non-Employee Director If a Non-Employee Director ceases to be a director of the Company by reason of his or her death prior to the expiration date fixed for his or her Options, all of such Non-Employee Director’s outstanding Options immediately shall become fully exercisable, and such Options may be exercised at any time prior to the earlier of:

(i)	The expiration date specified in such Option; or

(ii)	One (1) year after the date of the Non-Employee Director’s death.

If a Non-Employee Director who ceases to be a director for reasons described in Sections 7.06 and 7.07 hereof shall die following his or her ceasing to be a director but prior to the earlier of the expiration date fixed for his or her Options, or the expiration of the period determined under Sections 7.06 and 7.07 hereof, as the case may be, such Options may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of his or her death, at any time prior to the earlier of:

(i)	The expiration date specified in such Option; or

(ii)	One (1) year after the date of the Non-Employee Director’s death.

In the event of a Non-Employee Director’s death, such Options may be so exercised by the Non-Employee Director’s estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Non-Employee Director.

7.08
Non-Transferability Except as otherwise provided in any Option Agreement (as defined in Section 8 hereof), no Option shall be assignable or transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Non-Employee Director, the Option shall be exercisable only by him or by his or her guardian or legal representative.  If the Non-Employee Director is married at the time of exercise and if the Non-Employee Director so requests a the time of exercise, the share certificate or certificates shall be registered in the name of the Non-Employee Director’s spouse, jointly, with right of survivor-ship.

7.09
Rights as a Shareholder A Participant under the Directors Plan shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

7.10
Listing and Registration of Shares Each Option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection within the granting of such Option or the purchase of shares thereunder, or that action by the Company or by a Non-Employee Director should be taken in order to obtain an exemption from any such requirement, no such Option may be granted or be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Board.  Without limiting the generality of the foregoing, each Non-Employee Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

8.	RESTRICTED STOCK

The Board has the authority to grant Awards of Restricted Stock to Participants in any amount and at any time prior to the Directors Plan’s expiration with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Directors Plan as the Board shall determine.

8.01
Restrictions Shares of Restricted Stock shall be subject to such restrictions as the Board may impose, including and without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Board may deem appropriate.

8.02
Stock Certificates Any restricted stock granted under the Directors Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

8.03
Forfeiture Except as otherwise determined by the Board, upon termination of service during the applicable restriction period, all shares of Restricted Stock at such time subject to restrictions shall be forfeited and reacquired by the Company. However, the Board may, when it determines a waiver of the restrictions may be in the best interest of the Company, waive in whole or in part any or all of the remaining restrictions with Respect to Restricted Stock, at the sole discretion of the Board.

9.	AWARD AGREEMENTS – OTHER PROVISIONS

Awards granted under the Directors Plan shall be evidenced by written documents (Award Agreements) in such form as the Board shall from time to time, approve which Award Agreements shall contain such provisions of the Directors Plan as the Board shall deem advisable.  Each Non-Employee Director shall enter into, and be bound by, such Award Agreements.

10.	CAPITAL ADJUSTMENTS

The number of shares of Common Stock which may be issued under the Directors Plan, as stated in Section 6 hereof, the number of shares covered by future Option grants, as stated in Section 5 hereof, and the number of shares issuable upon exercise of outstanding Options under the Directors Plan (as well as the Option price per share under such outstanding Options) shall be  adjusted proportionately to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

In the event of a corporate transaction ( as that term is described in section424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation) and provision is not made for the continuance and assumption of Options under the Directors Plan to be delivered in connection with the transaction, the Board shall, by written notice to the holders of Options, provide that all unexercised Options will terminate immediately prior to the consumption of such merger, consolidation, acquisition, reorganization, liquidation, sale or transfer unless exercised by the holder within a specified number of days (which shall not be less than fourteen (14) days) following the date of such notice.  On the date of such notice all such unexercised Options automatically shall become fully exercisable.

11.	AMENDMENT, SUSPENSION AND DISCONTINUANCE OF THE DIRECTORS PLAN

The Board, from time to time, may suspend or discontinue the Directors Plan or amend the Directors Plan or any Option outstanding under it in any respect whatsoever, provided, however, that:

(a) without shareholder approval:
(i)           the number of shares available under the Directors Plan shall not be increased, except pursuant to Section 9 hereof,

(ii)          the duration of the Directors Plan shall not be extended and

(iii)         the Option Price of an Option shall not be reduced, whether through amendment, cancellation, replacement grants or other similar means;

(b) no amendment to the Directors Plan shall become effective without shareholder approval if such shareholder approval is required by applicable law, rule or regulation; and

(c) no amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

12.	TERMINATION OF DIRECTORS PLAN

Unless earlier terminated or extended in the Directors Plan, the Directors Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on December 31, 2015, and no Awards hereunder shall be granted thereafter.  Nothing contained in this Section 11, however, shall terminate or affect the continued existence in accordance with their terms of Awards outstanding on the date of termination of the Directors Plan.

13.	MISCELLANEOUS PROVISIONS

13.01
Additional Compensation Nothing contained in the Directors Plan shall prevent the Board from adopting other or additional compensation arrangements for directors (subject to shareholder approval if such approval is required); and such arrangements may be either generally applicable or applicable only in specific cases.

13.02
Right to Continued Service The adoption of the Directors Plan and the receipt of grants hereunder shall not confer upon any person any right to continue service as a Non-Employee Director of the Company.

13.03
Withhold Taxes In the event of exercise of an Option, the Participant shall pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, state, local, or foreign income or other taxes (which payment may be made in any manner prescribed in Section 6(d) hereof).  The obligations of the Company under the Directors Plan shall be conditioned on such payment, and the Company shall have the right to withhold the issuance of shares to the Participant and, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Non-Employee Director.

13.04
Indemnification and Hold Harmless Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company, to the fullest extent permissible by Minnesota Law, against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or in which such person may be involved by reason of any action from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, top handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

13.05	Governing Law The Directors Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with laws of the State of Minnesota.

14.	EFFECTIVE DATE

The Directors Plan shall become effective when the Directors Plan is approved and adopted by the Company’s shareholders.

Appendix B

Multiband Corporation
1999 Stock Compensation Plan

1.	PURPOSE

1.1           Purpose  The purpose of this Stock Compensation Plan (the Employee Plan) is to promote the interest of Multiband Corporation (f/k/a Vicom, Incorporated), (the Company) and its shareholders by providing employees of the Company with an opportunity to acquire a proprietary interest in the Company, and thereby develop a stronger incentive to contribute to the Company’s continued success and growth.  In addition, the opportunity to acquire a proprietary interest in the Company by availability and offering of stock and stock options under the Employee Plan will assist the Company in attracting and retaining personnel of outstanding ability to aid the sustained progress, growth, and profitability of the Company.

1.2           Effect on Prior Plans From and after the date on which the Company’s shareholders approve this Plan, no stock options shall be granted or awarded under the Company’s 1997 Stock Option Plan.  All outstanding stock options granted under the 1997 Plan prior to the date on which the Company’s stockholders approve this Plan shall continue and remain outstanding in accordance with the terms thereof.

2.	Definitions

Wherever used in the Employee Plan, the following terms shall have the meanings set forth below:

2.1           “Award” means any Option or Restricted Stock granted under the Employee Plan.

2.2           “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Employee Plan.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Code” means the Internal Revenue Service Code of 1954, as amended, and the rules and regulations promulgated thereunder.

2.5           “Committee” means the committee which may be designated from time to time by the Board to administer the Employee Plan.  If so designated, the Committee shall be composed of not less than three persons (who need not be members of the Board) who are appointed from time to time to serve on the Committee by the Board and who are nonemployee directors within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934.

2.6           “Company” means Multiband Corporation and any successor corporation.

2.7           “Fair Market Value” means the value to be determined in good faith at the time of the grant of an Award as by decision of the Board, or, if the stock is publicly traded, Fair Market Value shall equal the average of the highest and lowest sales prices of the Stock on the date of an Award, as reported by such responsible reporting services as the Board may select.

2.8           “Incentive Stock Option” or “ISO” means a stock option which is intended to meet and comply with the terms and conditions for an incentive stock option as set forth in Section 422A of the Code.

2.9           “Non Incentive Stock Option” or “NQSO” means a stock option to purchase stock which does not meet or comply with the requirements for an incentive stock option as set forth in section 422A of the Code.  Included in this definition are any other forms or forms of tax-qualified discriminatory stock options which may be incorporated within the Code as it may from time to time be amended.

2.10         “Option’ means, where required by the context of the Employee Plan, an ISO and/or NQSO granted pursuant to the Employee Plan.

2.11         “Optionee” means and employee or agent of the Company who has been granted one or more Options pursuant to the Employee Plan.

2.12         “Participant” means an employee or agent of the Company who has been granted one or more Awards pursuant to the Employee Plan.

2.13         “Restricted Stock” means any Stock granted under Section 6.3 of the Employee Plan

2.14         “Stock” means the Common Stock of the Company

3.	ADMINISTRATION

3.1           The Employee Plan shall be administered by the Board, which shall have full power to grant Awards, construe and interpret the Employee Plan, establish rules and regulations with respect to the Employee Plan and Awards granted hereunder and perform all other acts, including the delegation of administrative responsibilities, which it believes reasonable and necessary.

3.2           The Board shall have the sole discretion, subject to the provisions of the Employee Plan, to determine the employees eligible to receive Awards pursuant to the Employee Plan and the amount, type and terms of any Award and the terms and conditions of award agreements relating to any Award.

3.3           The Board may correct any defect, supply and omission, or reconcile any inconsistency in the Employee Plan or in any Award granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Employee Plan.

3.4           Any decision made, or action taken, by the Board arising out of or in connection with the interpretation and administration of the Employee Plan shall be final, conclusive and binding upon participants.

3.5           If the Board has appointed a Committee pursuant to Section 2.4 of the Employee Plan, then the Committee shall administer the Employee Plan and exercise the powers with respect to such administration enumerated in Sections 3.1 through 3.4 and any other powers granted to the Board in the Employee Plan.

4.	SHARES SUBJECT TO THE EMPLOYEE PLAN

4.1           Number The total number of shares of Stock reserved for Awards under the Employee Plan is 15,000,000.  This included the 700,000 authorized under the Company’s 1997 Stock Option Plan.  Such shares may consist, in whole or in part, of authorized but unissued Stock or Treasury Stock, as determined by the Board.  If any Award granted under the Employee Plan lapses or terminates for any reason before being completely exercised or vested, the shares covered by the un-exercised or un-vested portion of such Award may again be made subject to Awards under the Employee Plan.

4.2           Change in Capitalization In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares which may be subject to Awards under the Employee Plan and the terms of any outstanding Award may be appropriately adjusted by the Board at its sole discretion.  Not withstanding the preceding sentence, in no event shall any fraction of a Share of stock be issued upon exercise of an Option and no fractional share of Restricted Stock may be issued.

5.	ELIGIBLE EMPLOYEES

Awards may be granted by the Board to any employee or agent of the Company, including any such employee who is also an officer of the Company.

6.	AWARDS

6.1          Generally Subject to the terms, conditions, and limitation set forth in this Plan, the Company, by action of the Board, may from time to time grant Awards to those eligible employees as may be selected by the Board, in such amounts and on such other terms as the Board in its sole discretion shall determine.  The date on which the Board approves the granting of Awards shall be the date on which such Award is granted.

6.2          Options The Board has the authority to grant Awards of Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Employee Plan as the Board shall determine:

(a)           Exercise Price The purchase price for a share of Stock subject to an Option granted hereunder shall be no less than 100% of the Fair Market Value of the Stock.  No withstanding the foregoing, in the case of an Incentive Stock Option granted to any participant then owning more than 10% of the voting power of all classes of the Company’s stock, the purchase price per share of the Stock subject to such Option shall not be less than 110% of the Fair Market Value of the Stock on the date of grant of the Incentive Stock Option, determined as provided above.

(b)           Option Term An Incentive Stock Option Award shall be exercisable for a period of 10 years from the date of the grant thereof and NQSO Awards shall be exercisable for a period of 10 years and 1 day from the date of the grant thereof.

(c)           Time and Method of Exercise An Option may be exercised, in whole or in part, and shall be exercised by the Participant delivering a written notice of exercise to the Board and paying to the Company the full purchase price of the  shares acquired upon exercisable until the Employee Plan is approved by the Shareholders of the Company, and as provided in Section 14 hereof.

The full purchase price of each share of Stock purchased upon the exercise of an Option shall be paid:

(i)            in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; or

(ii)           at the discretion of the Board, through the delivery of shares of Stock, having initially or as a result of successive exchanges of shares, an aggregate fair market value (as determined in the manner provided under this Plan) equal to the Option price;

(iii)          by a combination of both (a) and (b) above;

provided, however, that the benefit received by a Participant upon exercise of an Option for which payment has been made in whole or in part by delivery of shares of Stock shall not exceed the spread inherent in such Option.  For purposes of this Paragraph 7, the “spread inherent” in such Option shall equal the difference between the aggregate exercise price of the Option and the fair market value of the shares of Stock acquired upon the exercise of such Option.

The Board shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such additional limitations and prohibitions on the use of stock as payment upon the exercise of an Option as it deems appropriate.

(d)           Limits The aggregate fair market value (determined as of the date of the Option grant) of all Incentive Stock Options granted under the Employee Plan to any Optionee in any calendar year shall not exceed $100,000, except to the extent of any unused carryover amount as permitted under Section 42A(b)(8) and Section 422A(c) (4) of the Code.

In addition to any other limitations or conditions that may be established by the Board with respect to an Incentive Stock Option granted under the Employee Plan, no Incentive Stock Option granted pursuant to the Employee Plan to any employee then owning more than 10% of the voting power of all classes of the Company’s stock may be exercised by its terms after the expiration of five years from the date of the grant thereof.  Until certificates for the shares acquired upon the exercise of an Option are issued to a Participant, such Participant shall not have any rights of a shareholder.

6.3          Restricted Stock The Board has the authority to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Employee Plan as the Board shall determine.

(a)           Restrictions Shares of Restricted Stock shall be subject to such restrictions as the Board may impose, including and without limitation, any limitation on the right to vote share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Board may deem appropriate.

(b)           Stock Certificates Any Restricted Stock granted under the Employee Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear and appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(c)           Forfeiture Except as otherwise determined by the Board upon termination of employment during the applicable restriction period, all shares of Restricted Stock at such time subject to restrictions shall be forfeited and reacquired by the Company.  However, the Board may, when it determines a waiver of the restrictions may be in the best interest of the Company, waive in whole or in part any or all of the remaining restrictions with respect to Restricted Stock, at the sole discretion of the Board.

(d)           Delivery of Shares Any share representing Restricted Sock that is no longer subject to restrictions shall be delivered to the holder promptly after the applicable restrictions lapse or are waived.

7.	AWARD AGREEMENTS

Upon the grant of an Award under the Employee Plan, the Participant shall enter into an agreement with the Company setting forth the terms and conditions under which the Award is so granted pursuant to the Employee Plan and containing such other terms with respect to the Award as the Board in its sole discretion may determine.

8.	INVESTMENT PURPOSES

Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased or Awards to be granted under the Employee Plan, the Company shall require that a Participant agree with and represent to the Company in writing that he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares of stock other than by transfers which may occur by will or the laws of descent and distribution.  No shares of Stock may be transferred unless, in the opinion of counsel to Company, such transfer shall at such time be in compliance with applicable securities laws.  In addition, unless a registration statement under the Securities Act of 1933 is in effect with respect to the Stock to be purchased under the Employee Plan, each certificate representing any shares of Stock issued to a Participant hereunder shall have the endorsed thereon legends in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE ACT) AND WITHOUT REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTION(S) CONTAINED THEREIN.  NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SIAD LAWS UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SAID LAWS AND, FOR ANY SALES UNDER RULE 144 OR THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE, OR APPLICABLE STATE SECURITIES LAWS.

9.	TRANSFERABILITY OF AWARDS

No award granted under the Employee Plan shall be transferable by a Participant (whether by sale, assignment, hypothecation or otherwise) other than by will or the laws of descent and distribution.  Any option granted under the Employee Plan shall be exercisable during the Participant’s lifetime only by the Participant.

10.	TERMINATION OF EMPLOYMENT

10.1       Generally Except as otherwise provided in this Section 10, if the employment of a Participant with the Company should be terminated (Termination of Employment), other than by death or Disability (as hereinafter defined) the Participant may, but only within ninety (90) days after the date of the Participant’s Termination of Employment, exercise an Option granted under the Employee Plan, but only to the extent the Participant was entitled to exercise the Option at the Date of Termination of Employment and only if the term of the Option has not expired.  The exercise of an Option under this Section shall deemed to have occurred one (1) day prior to the date of Termination of Employment.  All shares of Restricted Stock granted to a Participant in which any restrictions have not lapsed at the Date of Termination shall be forfeited. For options awarded subsequent to December 31, 2007, Participants may, but only within 24 months after the date of the Participant’s Termination of Employment, exercise an Option granted under the Employee Plan, but only to the extent the Participant was entitled to exercise the Option at the Date of Termination of Employment and only if the term of the Option has not expired.

10.2       Death or Disability of Participant In the event of the death or Disability of a Participant prior to the expiration of an Option held by him or her:

(a)            If the Participant is at the time of his or her death or Disability employed by the Company and had been in continuous employment (as determined by the Board in its sole discretion) since the date of the Grant of the Option, then the Option may be exercised: (i) in the case of Disability, by the Participant within ninety (90) days following the date of such Disability. But only to the extent the Participant was entitled to exercise such Option at the time of his or her Disability: or (ii) in the case of death, by the Participant’s estate, or by a person who acquired the right to exercise the Option by will of the laws of descent or distribution within ninety (90) days from the date of the Participant’s death, but only to the extent the Participant was entitled to exercise the Option at the time of death.  For the purpose of this Section, the term “Disability” shall have meaning given to it in Section 105(d) (4) of the Code.  The Disability of a Participant within the meaning of Section 105(d) (4) shall be determined by the Board, in its sole discretion.

(b)           If the Participant dies within ninety (90) says after the Termination of Employment, the option may be exercised at any time within six months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent or distribution but only to the extent the Participant was entitled to exercise the Option at the time of Termination of Employment.

10.3       Cancellation of Awards If the employment of a Participant is terminated by the Company for cause, or if a Participant enters into competition with or becomes employed by a competitor of the Company, or it the Participant otherwise conducts himself or herself in a manner which the Board determines detrimental to the Company, then the Board shall have the right to cancel any Option granted or other Award not fully vested under the Employee Plan.

10.4       Agreement Not To Induce If a Participant enters into competition with or becomes employed by a competitor of the Company, the Participant agrees not to induce or attempt to induce, either directly or indirectly, any present Company employee to discontinue such employee’s employment with the Company.  The Participant further agrees not to induce or attempt to induce, either directly or indirectly, any present Company customer to discontinue the purchase of product or service from the Company.

10.5       Compromise of Proprietary Information The Board, without approval by the Shareholders of the Company, reserves the right at any time to enact terms and conditions to the Award covenants which would protect proprietary company information and prohibit Participants from obtaining employment with competing or conflicting organizations.

11.	AMENDMENT AND TERMINATION PLAN

11.1        The Board, without approval by the shareholders of the Company, may at any time, and from time to time, suspend or terminate the Employee Plan in whole or in part or amend it from time to time in such respects as may be in the Best interests of the Company, provided, however, that no such amendment shall be made without approval of the shareholders which would:  a) materially modify the eligibility requirements for Awards:  (b) increase the total number of shares of Stock which may be issued pursuant to Awards, except in accordance with Section 4.2 of the Employee Plan; (c) reduce the minimum option price per share; (4) extend the period of granting awards; or (e) materially increase in any other way the benefits accruing to Participants.

11.2        No amendment, suspension or termination of this Plan shall, without the Participant’s consent, alter or impair any of the rights or obligations under any Award theretofore granted to him or her under the Employee Plan.

11.3        The Board may amend the Employee Plan, subject to the limitation cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments of regulations under the Code.

12.	MISCELLANEOUS PROVISIONS

12.1        Right to Continued Employment No person shall have any claim or right to be granted and Award under the Employee Plan, and the grant of and Award under the Employee Plan shall not be construed as giving the Participant the right to continued employment with the Company.  The Company further expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or claim under the Employee Plan, except as provided herein or in any Award agreement.

12.2        Withholding Taxes The Company shall have the right to require a payment from a Participant to cover applicable withholding for income and employment taxes in the event of the exercise of a Non-Qualified Stock Option.  Upon the exercise of a NQSO requiring tax withholding, a Participant may make a written election to have shares of Stock withheld by the Company from the shares otherwise to be received.  The number of shares so withheld shall have an aggregate fair market value on the date of the exercise sufficient to satisfy the applicable withholding taxes.  The acceptance of any such election by a Participant shall be at the sole discretion of the Board.

12.3        Governing Law The Employee Plan shall be administered in the State of Minnesota, and the validity, construction, interpretation, and administration and all rights relating to the Employee Plan shall be determined solely in accordance with the laws of such state.

13.	SHAREHOLDER APPROVAL AND EFFECTIVE DATES

The effective date of the Employee Plan shall be December 31, 1998.  No award may be granted after December 31, 2015, provided, however, that the Employee Plan and all outstanding Awards shall remain in effect until such awards have expired or are canceled.  If the shareholders of the Company shall not so approve the Employee Plan, the Employee Plan and all Awards hereunder shall not be effective, and any an all actions taken by the Board prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.

MULTIBAND CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, August 12, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  It will be voted on the matters set forth on this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors, and FOR the ratification of all proposals submitted herewith to Multiband shareholders.

The undersigned, a shareholder of Multiband Corporation (the Company) hereby appoints James Mandel and Steven Bell, and each of them individually, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Multiband Corporation to be held at 9449 Science Center Drive, New Hope, MN 55428 on August 12, 2009 at 3:00 p.m., and any adjournments or postponements thereof upon matters set forth below, with all the powers which the undersigned would possess if personally present.

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Multiband Corporation, c/o Steven Bell, 9449 Science Center Drive, New Hope, Minnesota 55428.

1.           Election of Directors:    ☐  For all nominees listed below (except as marked to the contrary below)

01	Steven Bell	02	Frank Bennett	03	Jonathan Dodge
04	Eugene Harris	05	James Mandel	06	Donald Miller

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED.) __________________________________________

2.	To ratify the election of Virchow, Krause & Company, LLP (now known as Baker Tilly Virchow Krause, LLP) as the independent registered public accounting firm of the Company for Fiscal Year 2008.	☐ For	☐ Against	☐ Abstain

3.
To approve an amendment to Multiband’s 2000 Non- Employee Director Stock Compensation Plan (the Directors Plan) to effectuate the following: Increase the total number of common stock shares reserved for awards to Non-Employee Directors under the Plan from 160,000 to 5,000,000.
		☐ For	☐ Against	☐ Abstain

4.
To approve an amendment to Multiband’s 1999 Stock Compensation Plan (the Employee Plan) to effectuate the following: Increase the total number of common shares reserved for awards to employees under the Plan from 860,000 to 15,000,000.
		☐ For	☐ Against	☐ Abstain

5.	To approve an amendment to Multiband’s Articles of Incorporation to increase the authorized number of Multiband shares from 20 million to 100 million.	☐ For	☐ Against	☐ Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS CONTAINED IN THIS PROXY.

Address Change? Mark Box	/ /	The undersigned hereby revokes all previous proxies relating to the
Indicate changes below:		shares covered hereby and acknowledge receipt of the Notice and Proxy Statement relating to the Annual Meeting.

Dated: ______________________________, 2009
Signature(s) in Box

SHAREHOLDERS MUST SIGN EXACTLY AS THE NAME APPEARSAT LEFT, WHEN SIGNED AS A CORPORATE OFFICER, EXECUTORADMINISTRATOR, TRUSTEE, OR GUARDIAN, ETC.  PLEASE GIVEFULL TITLE AS SUCH.  BOTH JOINT TENNANTS MUST SIGN.